Exhibit 10.1

__________

AMENDMENT NO. 1 TO

PROPERTY ACQUISITION AGREEMENT

Among each of:

MINAS RÍO BRAVO S.A..
(as a Vendor)

And:

COMPAÑÍA MINERA RÍO VERDE S.A.
(as a Vendor)

And:

MINAS LA ROCA S.A.
(as a Vendor)

And each of:

PIEDRA RICA MINING S.A.
(as the Purchaser)

And:

URANIUM ENERGY CORP.
(as UEC)

Uranium Energy Corp.
Suite 320, 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3

__________

AMENDMENT NO. 1 TO

PROPERTY ACQUISITION AGREEMENT

                       THIS AMENDMENT NO. 1 TO Property Acquisition Agreement (the "Amendment") is made and dated for reference as fully executed on this 28th day of February, 2012 (the "Execution Date").

AMONG EACH OF:

MINAS RÍO BRAVO S.A., a company incorporated under the
laws of Paraguay, and having an address for notice and delivery located at Facundo Machain No. 6063, Asuncion, Paraguay

("Rio Bravo");

OF THE FIRST PART

AND:

COMPAÑÍA MINERA RÍO VERDE S.A., a company
incorporated under the laws of Paraguay, and having an address for notice and delivery located at Facundo Machain No. 6063,
Asuncion, Paraguay

("Minera");

OF THE SECOND PART

AND:

MINAS LA ROCA S.A., a company incorporated under the laws
of Paraguay, and having an address for notice and delivery located at Facundo Machain No. 6063, Asuncion, Paraguay

("La Roca");

OF THE THIRD PART

(and each of Rio Bravo, Minera and La Roca being hereinafter singularly also referred to as a "Vendor" and collectively referred to as the "Vendors" as the context so requires);

AND EACH OF:

URANIUM ENERGY CORP., a company incorporated under the
laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at Suite 320, 1111 West Hastings
Street, Vancouver, British Columbia, Canada, V6E 2J3

("UEC");

OF THE FOURTH PART

AND:

PIEDRA RICA MINING S.A., a company incorporated under
the laws of Paraguay, and having an address for notice and
delivery located at Juan Iturbe No. 339, Asuncion, Paraguay

(the "Purchaser");

OF THE FIFTH PART

(and each of the Vendors, UEC and the Purchaser being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

(A)       Rio Bravo is a body corporate subsisting under and registered pursuant to the laws of Paraguay and is the 100% legal, beneficial and registered owner of certain mineral property concession interests which are located in Paraguay and which are more particularly described as "La Pastora Block" and "Carayao Block" and comprise approximately 50,000 hectares each (collectively, the "Rio Bravo Assets"); and which Rio Bravo Assets and the right to prospect the same were granted to Rio Bravo by way of Resolution No. 757, dated April 28, 2011, and by way of Resolution 774, dated April 28, 2011, from the Paraguay Minstro de Obras Publicas y Comunicaciones ("MPOC");

(B)       Minera is a body corporate subsisting under and registered pursuant to the laws of Paraguay and is the 100% legal, beneficial and registered owner of certain mineral property concession interests which are located in Paraguay and which are more particularly described as "Isla Margarita Block" and "Santa Rosa Block" and comprise approximately 56,500 hectares and 42,800 hectares, respectively (collectively, the "Minera Assets"); and which Minera Assets and the right to prospect the same were granted to Minera by way of Resolution No. 775, dated April 28, 2011, and by way of Resolution 842, dated May 9, 2011, from the MPOC;

(C)       La Roca is a body corporate subsisting under and registered pursuant to the laws of Paraguay and is the 100% legal, beneficial and registered owner of certain mineral property concession interests which are located in Paraguay and which are more particularly described as "Union Block" and "Tapiracuai Block" and comprise approximately 50,000 hectares each (collectively, the "La Roca Assets"; and together with each of the Rio Bravo Assets, the Minera Assets and the La Roca Assets and including, without limitation, any and all reports, maps, assay results and other relevant technical data and work product compiled by or in the possession or within the control of the Vendors with respect to any such mineral property interests, being hereinafter singularly also referred to as a "Mineral Asset" and collectively referred to as the "Mineral Assets" as the context so requires); and which La Roca Assets and the right to prospect the same were granted to La Roca by way of Resolution No. 756, dated April 28, 2011, and by way of Resolution 758, dated April 28, 2011, from the MPOC;

(D)       The Purchaser is a body corporate subsisting under and registered pursuant to the laws of Paraguay and is presently engaged in the business of seeking, acquiring, exploring and developing mineral resource property interests of merit in Paraguay, and UEC, through its wholly-owned subsidiary, UEC Paraguay Corp., is the legal and beneficial owner of all of the presently issued and outstanding common shares in the capital of the Purchaser except for one common share;

(E)       UEC is a reporting company incorporated under the laws of the State of Nevada, U.S.A., is also in the business of seeking, acquiring and developing mineral resource property interests of merit and has its common shares listed for trading on the NYSE Amex equities exchange;

(F)       In accordance with the terms and conditions of a certain underlying "Property Acquisition Agreement", dated for reference effective as at October 14, 2011, as entered into between the Parties (the "Property Acquisition Agreement"); a copy of which Property Acquisition Agreement being attached hereto as Schedule "A" and forming a material part hereof; each of the Vendors thereby agreed to sell, and the Purchaser thereby agreed to acquire, subject to the prior satisfaction of certain conditions precedent to the satisfaction of the Purchaser, all of the Mineral Assets (collectively, the "Acquisition"); and

(G)       Due to the advent of certain recently proposed and contemplated indirect property acquisition transactions involving UEC in Paraguay, and in view of the passing of certain laws by the National Congress of Paraguay modifying certain aspects of the mining laws of Paraguay, the Parties now desire to amend the Property Acquisition Agreement and the related Acquisition in accordance with the terms and conditions of this Amendment;

          THIS AMENDMENT WITNESSES that, in consideration of the respective covenants and agreements herein contained, the Parties mutually covenant and agree as follows:

Certain Definitions

1.       Capitalized terms not otherwise herein defined shall have the meaning ascribed to them in the Property Acquisition Agreement.

Amendments to the Property Acquisition Agreement

2.       The Property Acquisition Agreement is hereby amended as follows:

(a)       The title of Article "1" of the Property Acquisition Agreement is hereby deleted and substituted with the title "Acquisition and Option Transaction".

(b)       Section "1.1" (titled Acquisition of the Mineral Assets and Acquisition Consideration) of the Property Acquisition Agreement is hereby amended and restated as follows:

"1.1     Acquisition of the Rio Bravo Assets and Acquisition Consideration. Rio Bravo hereby agrees to sell, assign and transfer a 100% undivided right, title and interest in and to all of the mineral property interests comprising the Rio Bravo Assets in exchange for the following consideration to be paid and delivered in the following manner:

(a)       a one-time and aggregate cash payment of U.S. $7,500 by UEC and by way of wire transfer at the "Closing Date" (as hereinafter defined) to the order and direction of Rio Bravo in accordance with the direction of Rio Bravo delivered to the Purchaser in writing prior to the Closing Date (the "Cash Payment");

(b)       the deemed repayment and corresponding relinquishment by UEC and/or the Purchaser of that certain promissory note, dated June 10, 2011 (the "Rio Bravo Promissory Note") from Rio Bravo to UEC and/or the Purchaser with a current principal amount of U.S. $48,906 (the "Rio Bravo Relinquishment"); which Rio Bravo Promissory Note having represented certain regulatory and insurance fees and amounts which had been previously advanced by UEC and/or the Purchaser to Rio Bravo in order to maintain the Rio Bravo Assets prior to the proposed Acquisition hereunder; and

(c)       the one-time and aggregate issuance of 100,000 restricted common shares of UEC's common stock (the "Acquisition Shares"), which each of Rio Bravo, the Purchaser and UEC acknowledge and agree shall be valued at a deemed issuance price of U.S. $3.25 per Acquisition Share, and which Acquisition Shares will be issued to the order and direction of Rio Bravo in accordance with the direction and registration instructions of Rio Bravo delivered to the Purchaser in writing prior to the Closing Date;

(and each of the Cash Payment, the Rio Bravo Relinquishment and the issuance and delivery of the Acquisition Shares being, collectively, the "Acquisition Consideration" herein).".

(c)       The following terms shall be inserted after Section "1.1" of the Property Acquisition Agreement:

"1.2     Option to Acquire each of the Minera Assets and the La Roca Assets and Option Consideration. Subject to the Purchaser's prior right and entitlement to acquire the same in compliance with the mining laws of Paraguay, from time to time; it being within the Purchaser's sole and absolute discretion to determine such compliance and entitlement, from time to time; each of Minera and La Roca hereby irrevocably grant to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser prior to the Closing Date) the sole and exclusive right and option to acquire a 100% undivided right, title and interest in and to all of the mineral property interests comprising each of the Minera Assets and the La Roca Assets, respectively, free and clear from all liens, charges, encumbrances, claims, rights or interest of any other person (each an "Option" and, collectively, the "Options"), and, in order to maintain the Options in good standing and in full force and effect, the Purchaser hereby agrees to exercise the Options, in accordance with the laws of Paraguay, on or before the Closing Date (and which period in time from the Effective Date herein to the Closing Date is referred to as the "Option Period") in the following manner and in accordance with such final terms and conditions to be reasonably negotiated and agreed to by each of Minera, La Roca, the Purchaser and UEC in definitive option agreements in respect of each of the Options shortly hereafter:

(a)       pay to the order and direction of each of Minera and La Roca (as the case may be) a non-refundable cash payment (each an "Option Payment" and, collectively, the "Option Payments") of U.S. $1,000 by way of wire transfer at the Closing Date;

(b)       the deemed repayment and corresponding relinquishment by UEC and/or the Purchaser of each of those certain promissory notes (as the case may be) dated June 10, 2011 (collectively, the "M&L Promissory Notes", and together with the Minera Promissory Notes, the "Promissory Notes") from each of Minera and La Roca to UEC and/or the Purchaser with a current principal amount of approximately U.S. $45,801 and U.S. $48,906, respectively (collectively, the "M&L Relinquishments"); and which M&L Promissory Notes having represented certain regulatory and insurance fees and amounts which had been previously advanced by UEC and/or the Purchaser to each of Minera and La Roca in order to maintain each of the Minera Assets and the La Roca Assets prior to the Closing Date hereunder; and

(c)       pay, or cause to be paid, to or on each of Minera's and La Roca's behalf as the Purchaser may determine, in the Purchaser's sole and absolute discretion, all underlying regulatory and governmental fees, payments and assessment work required to keep the mineral property interests comprising each of the Minera Assets and the La Roca Assets in good standing during the Option Period (the "Maintenance Payments").

(and each of the Option Payments, the M&L Relinquishments and the Maintenance Payments being, collectively, the "Option Consideration" herein).".

(d)       Section "1.2" (titled Resale restrictions and legending of Share certificates) of the Property Acquisition Agreement is hereby amended and restated as follows:

"1.2     Resale restrictions and legending of Share certificates. Rio Bravo hereby acknowledges and agrees that the Purchaser and UEC make no representations as to any resale or other restriction affecting the Acquisition Shares and that the Acquisition Shares are being issued by UEC to Rio Bravo in reliance upon the registration and prospectus exemptions contained in "Regulation S" promulgated under the United States Securities Act of 1933 (the "Securities Act") which will continue to impose a trading restriction in the United States on the Acquisition Shares for a period of at least six months from the date of issuance. Rio Bravo, the Purchaser and UEC hereby also acknowledge and understand that neither the sale of the Acquisition Shares, nor any of the Acquisition Shares themselves, have been registered under the Securities Act or any state securities laws, and, furthermore, that the Acquisition Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Rio Bravo, the Purchaser and UEC also acknowledge and understand that the certificate(s) representing the Acquisition Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by applicable securities laws:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, (B) TO Uranium Energy Corp. (THE "CORPORATION"), (C) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, IF AVAILABLE, OR (E) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS IF AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION, HAS BEEN PROVIDED TO THE CORPORATION TO THAT EFFECT. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE SECURITIES LAWS."; and

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [four months and one day from the Closing Date]";

and Rio Bravo hereby consents to UEC making a notation on its records or giving instructions to UEC's transfer agent of the Acquisition Shares in order to implement the restrictions on transfer set forth and described hereinabove.".

(e)       Section "1.5" (titled Standstill provisions respecting the Vendors) of the Property Acquisition Agreement is hereby amended and restated as follows:

"1.5     Standstill provisions respecting the Vendors. In consideration of the Purchaser's and UEC's within agreement for the proposed Acquisition and Options and to enter into the terms and conditions of this Agreement, each of the Vendors hereby undertakes for itself, and for each of its respective agents and advisors, that it will not until the earlier of the Closing Date or the termination of this Agreement approach or consider any other potential purchasers, or make, invite, entertain or accept any offer or proposal for the proposed sale of any interest in and to any of its Mineral Assets or of any of the Vendors' respective and underlying securities or business interests, as the case may be, or, for that matter, disclose any of the terms of this Agreement, without each of the Purchaser's and UEC's prior written consent. In this regard each of the Vendors acknowledges that the foregoing restrictions are important to the respective businesses of the Purchaser and UEC and that a breach by any of the Vendors of any of the covenants herein contained would result in irreparable harm and significant damage to each of the Purchaser and UEC that would not be adequately compensated for by monetary award. Accordingly, each of the Vendors agrees that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, each Vendor will also be liable to the Purchaser and UEC, as liquidated damages, for an amount equal to the amount received and earned by any such Vendor as a result of and with respect to any such breach. The Parties hereby also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, they agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.".

(f)       The first and fourth paragraphs of Section "1.7" (titled Royalty, right purchase and right of first refusal for the Royalty) of the Property Acquisition Agreement is hereby amended and restated as follows:

"1.7     Royalty, right to purchase and right of first refusal for the Royalty. At any time after the Closing Date, however, subject to the right to purchase provided for immediately hereinbelow, and as a condition to the due and complete completion of each of the within Acquisition and Options, it is hereby acknowledged and agreed that, as part of and not in addition to the "Existing Royalty" (as hereinafter defined), the Purchaser shall remain continually obligated to pay to the order and direction of the Vendors an aggregate overriding royalty (the "Royalty" herein) equal to one and one-half percent (1.5%) of the gross proceeds received by the Purchaser in connection with any uranium which is produced and sold in relation to any mineral interests comprising the Mineral Assets hereunder."

"       At any time, and from time to time, after Closing the Purchaser shall have the sole and exclusive right and option, exercisable at any time in writing, in its sole and absolute discretion; and as already provided for in the Share Exchange Agreement; however, subject, at all times, to the Royalty then due and payable having first been paid in full to the Vendors; to acquire one-half percent (0.5%) of the aggregate Royalty interest hereunder and thereunder (that being one-third of the entire 1.5%) at a Royalty purchase price of U.S. $166,666.67 (the "Royalty Purchase Price") for such one-third Royalty interest; with the Royalty Purchase Price to be due and payable by the Purchaser to the order and direction the Vendors within five calendar days of the Purchaser's election to do so.".

(g)       The numbering of Sections "1.2", "1.3", "1.4", "1.5", "1.6", and "1.7" of the Property Acquisition Agreement are hereby amended and restated as "1.3", "1.4", "1.5", "1.6", "1.7", and "1.8", respectively, and any and all references to said section numbers in the Property Acquisition Agreement shall refer to amended and restated section numbers, as applicable.

(h)       Section "5.1" (titled Closing and Closing Date) of the Property Acquisition Agreement is hereby amended and restated as follows:

"5.1     Closing and Closing Date. The closing (the "Closing") of the within Options to acquire each of the Minera Assets and the La Roca Assets and Acquisition of the mineral interests comprising the Rio Bravo Assets, as contemplated in the manner as set forth in Article "1" hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on such day which is two business days following the due and complete satisfaction of all of the conditions precedent which are set out in Article "4" hereinabove (the "Closing Date"), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties, and will be closed, in each such instance, at the offices of McMillan LLP, Lawyers - Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, at 2:00 p.m. (Vancouver time) on the Closing Date.".

(i)       Section "5.2" (titled Latest Closing Date) of the Property Acquisition Agreement is hereby amended and restated as follows:

"5.2     Latest Closing Date. If the Closing Date has not occurred by March 31, 2012, this Agreement will be terminated and unenforceable unless the Parties agree in writing to grant an extension of the Closing Date.".

(j)       Section "5.4" (titled Documents to be delivered by the Purchaser prior to the Closing Date) of the Property Acquisition Agreement is hereby amended and restated as follows:

"5.4     Documents to be delivered by the Purchaser prior to the Closing Date. Not later than two business days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Purchaser and/or UEC shall also execute and deliver, or cause to be delivered, to each of the Vendors and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as are necessary, in the opinion of counsel for the Vendors, acting reasonably, to complete the Acquisition, to exercise the Options, to complete the Acquisition Consideration, to complete the Option Consideration, and to issue the Acquisition Shares free and clear of all liens, charges and encumbrances, however, subject to the normal resale provisions applicable thereto, and in particular including, but not being limited to, the following materials:

(a)       a Closing agenda;

(b)       a certified copy of the resolutions of the respective Boards of Directors of each of the Purchaser and UEC providing for the approval of all of the transactions contemplated hereby;

(c)       written evidence of the delivery and issuance of the Acquisition Consideration in accordance with section "1.1" hereinabove and comprised of:

(i)       the payment of the Cash Payment;

(ii)      the Rio Bravo Relinquishment of the Rio Bravo Promissory Note; and

(iii)     the issuance and delivery of a UEC share certificate, subject to the normal resale provisions applicable thereto, representing all of the Acquisition Shares issued and registered as directed by Rio Bravo in accordance with section "1.1" hereinabove;

(d)       written evidence of the delivery and issuance of the Option Consideration in accordance with section "1.2" hereinabove and comprised of:

(i)       the payment of the Option Payments;

(ii)      the M&L Relinquishments of the M&L Promissory Notes; and

(iii)     the payment of the Maintenance Payments;

(e)       all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, the Regulatory Approval;

(f)       written evidence of the Purchaser's satisfaction with its due diligence in accordance with section "2.1" hereinabove;

(g)       a certificate of an officer from each of the Purchaser and UEC, dated as of the Closing Date, acceptable in form to counsel for the Vendors, acting reasonably, certifying that the warranties, representations, covenants and agreements of each of the Purchaser and UEC contained in this Agreement are true and correct and will be true and correct as of the Closing Date as if made by each of the Purchaser and UEC on the Closing Date; and

(h)       all such other documents and instruments as the Vendors' counsel may reasonably require.".

(k)       Section "9.4" (titled Opinions, reports and advance of each of the Vendors) of the Property Acquisition Agreement is hereby amended and restated as follows:

"9.4     Opinions, reports and advice of each of the Vendors. Each of the Vendors hereby acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Vendors to the Purchaser and UEC in connection with the Acquisition and the Options contemplated herein are intended solely for the Purchaser's and UEC's benefit and for the Purchaser's and UEC's use only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Purchaser and UEC. In this regard the Vendors hereby covenant and agree that the Purchaser and UEC may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Purchaser's and/or UEC's sole and absolute discretion. Each of the Vendors further covenants and agrees that no public references to the Purchaser and/or UEC or disclosure of either of the Vendor's role in respect of the Purchaser and/or UEC may be made by any of the Vendors without the prior written consent of the Purchaser and UEC in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Purchaser and/or UEC, be provided by the Vendors to the Purchaser and UEC in a form and with such substance as would be acceptable for filing with and approval by any regulatory authority having jurisdiction over the affairs of the Purchaser and UEC from time to time.".

(l)       Section "13.4(c)" (titled Termination) of the Property Acquisition Agreement is hereby amended and restated as follows:

"the final Closing has not occurred on or before March 31, 2012 in accordance with section "5.2" hereinabove; or".

3.       Except as expressly amended hereby, the Property Acquisition Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect as of the date hereof.

Effect of Amendment

4.       This Amendment shall form a part of the Property Acquisition Agreement for all purposes, and each of the Vendors, the Purchaser and UEC shall be bound hereby. From and after the Execution Date of this Amendment by the Parties, any reference to the Property Acquisition Agreement shall be deemed a reference to the Property Acquisition Agreement as amended hereby.

Entire Agreement

5.       This Amendment constitutes the entire agreement between the Parties, and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise between the Parties, with respect to the subject matter of this Amendment. Nothing in this Section 5 will limit or restrict the effectiveness and validity of any document with respect to the subject matter of this Amendment that is executed and delivered contemporaneously with or pursuant to this Amendment.

Governing Laws

6.       This Amendment shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

Counterparts

7.       This Amendment may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties hereto, and each of which will together be deemed to be an original, notwithstanding that each party hereto is not a signatory to the same counterpart.

Headings

8.       The descriptive headings of the several Sections of this Amendment were formulated, used and inserted in this Amendment for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF each of the Parties has set their respective hands and seals in the presence of their duly authorized signatories as of the Execution Date determined hereinabove.

The COMMON SEAL of MINAS RÍO BRAVO S.A., a Vendor herein, was hereunto affixed in the presence of: ___________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of COMPAÑÍA MINERA RÍO VERDE S.A. a Vendor herein, was hereunto affixed in the presence of: ___________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of MINAS LA ROCA S.A. a Vendor herein, was hereunto affixed in the presence of: ___________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of URANIUM ENERGY CORP., UEC herein, was hereunto affixed in the presence of: ___________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of PIEDRA RICA MINING S.A., the Purchaser herein, was hereunto affixed in the presence of: ___________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

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Schedule A

                       This is Schedule "A" to that certain Amendment No. 1 To Property Acquisition Agreement as entered into among the Vendors (Minas Rio Bravo S.A., Compania Minera Rio Verde S.A. and Minas La Roca S.A.) and each of the Purchaser (Piedra Rica Mining S.A.) and UEC (Uranium Energy Corp.)

Property Acquisition Agreement

Refer to the copy of the Property Acquisition Agreement attached hereto.

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